EXHIBIT 5 TO SCHEDULE 13D


                             NOVEMBER 23, 1998



         MORGAN STANLEY DEAN WITTER & CO., MORGAN STANLEY ASSET
MANAGEMENT INC., and THE MORGAN STANLEY REAL ESTATE SPECIAL SITUATIONS FUND II L.P. hereby agree that, unless differentiated, this Schedule 13D is filed on behalf of each of the parties.


         MORGAN STANLEY ASSET MANAGEMENT INC.


    BY:  /s/ Don Ryan
         -------------------------
         Name: Don Ryan
         Title: Vice President


         MORGAN STANLEY DEAN WITTER & CO.


    BY:  /s/ Don Ryan
         -------------------------
         Name: Don Ryan
         Authorized Signatory


         THE MORGAN STANLEY REAL ESTATE SPECIAL SITUATIONS FUND II L.P. By Morgan Stanley Real Estate Special Situations GP



    BY:  /s/ Ted Bigman
         -------------------------
         Name: Ted Bigman
         Title: Principal